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Gerber Scientific, Inc.

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Gerber Scientific Names Javier Perez as Board Nominee
SOUTH WINDSOR, CT — August 19, 2009 — Gerber Scientific, Inc. (NYSE: GRB) today announced that its Board of Directors, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, has nominated Javier Perez as an eighth nominee for election to the Board at Gerber’s annual meeting of shareholders to be held on September 17, 2009. In connection with this nomination, the Board of Directors approved an increase in the authorized number of directors from seven directors to eight directors.
“We look forward to gaining Mr. Perez’ perspective as a member of our Board,” said Donald P. Aiken, Gerber Scientific Board Chairman. “He shares similar views with respect to Gerber’s strategic footing, and brings a wealth of knowledge and experience in global business development, strategic planning and M&A-related issues.”
Mr. Perez currently serves as a Senior Portfolio Advisor to Barington Capital Group, L.P., an investment firm and a Gerber shareholder which recommended Mr. Perez’s nomination to the Board. He is also the President of Maxwell Edison Inc., a consulting firm which he founded. Mr. Perez has previously served in senior executive positions with a variety of companies, including The Estee Lauder Companies and The McGraw-Hill Companies, and was a partner at McKinsey & Company.
Additional information about the nominees for election to Gerber’s Board of Directors and the company’s annual meeting of shareholders is contained in Gerber’s proxy materials filed with the Securities and Exchange Commission.
About Gerber Scientific, Inc.
Gerber Scientific, Inc. (http://www.gerberscientific.com) is a leading international supplier of sophisticated automated manufacturing systems for sign making, specialty graphics and packaging, apparel and flexible materials, and ophthalmic lens processing. Headquartered in South Windsor, Connecticut, the company operates through four businesses: Gerber Scientific Products and Spandex Ltd., Gerber Technology, and Gerber Coburn.
About Barington Capital Group, L.P.
Barington Capital Group, L.P. is an investment firm that, through its affiliates, primarily invests in undervalued, small and mid-capitalization companies. Barington and its principals are experienced value-added investors who have taken active roles in assisting companies in creating or improving shareholder value.
Forward-looking Statements:
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained in this news release involve risks and uncertainties regarding the Company’s expected financial condition, results of operations and cash flows. For information identifying other important economic, political, regulatory, legal, technological, competitive and other uncertainties, readers are referred to the Company’s filings with the Securities and Exchange Commission, including but not limited to, the information included in Gerber Scientific’s Annual Report on Form 10-K for the fiscal year ended April 30, 2009, which outlines certain important risks regarding the Company’s forward-looking statements, as well as information included in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Actual future results or events may differ materially from these forward-looking statements. The forward-looking statements contained in this release are made as of the date of this release and the Company expressly disclaims any obligation to update any of these forward-looking statements, except as required by law.

Contacts:
Michael R. Elia, Exec. VP & CFO	Rob Swadosh, Investor Relations
Tele: 860.644.1551	Tele: 212.922.0900
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